

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
FORM 10-Q AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH
FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1999
<PERIOD-START>                             APR-01-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                          22,988
<SECURITIES>                                         0
<RECEIVABLES>                                    9,482
<ALLOWANCES>                                         0
<INVENTORY>                                     14,896
<CURRENT-ASSETS>                                     0
<PP&E>                                         300,260
<DEPRECIATION>                                (83,998)
<TOTAL-ASSETS>                                 924,040<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                        694,714<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       103,431
<OTHER-SE>                                    (47,579)
<TOTAL-LIABILITY-AND-EQUITY>                   924,040<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               117,934
<CGS>                                                0
<TOTAL-COSTS>                                   77,568
<OTHER-EXPENSES>                                29,061<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              15,567
<INCOME-PRETAX>                                (4,262)
<INCOME-TAX>                                   (1,148)<F5>
<INCOME-CONTINUING>                            (3,114)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (3,114)<F6>
<EPS-PRIMARY>                                   (0.24)
<EPS-DILUTED>                                   (0.24)

<F1>Includes Advance Location Payments of $77,772, Contract Rights of $420,519
and Goodwill of $132,079, each net of accumulated amortization, for the quarter ended June 30, 1998.
<F2>Includes $296,655 of 11 3/4 senior notes, as well as debt outstanding under a credit facility of $389,561 for the quarter ended June 30, 1998.
<F3>Includes Accrued Rental Payments of $25,080 and Accrued Interest of $5,605
for the quarter ended June 30, 1998.
<F4>Include stock based compensation charges of $221 for the quarter ended June
30, 1998.
<F5>The provision (benefit) for income taxes consists of $108 currently payable and ($1,256) deferred, for the quarter ended June 30, 1998.
<F6>In addition, EBITDA of $38,369 (earnings before interest, income taxes, depreciation and amortization) before the deduction for the stock-based compensation charge was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.

